UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2014, Sutor Technology Group Limited (the “Company”) issued a press release announcing its financial results for the three and six months ended December 31, 2013. A copy of the press release is hereby furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective February 11, 2014, Ms. Lifang Chen resigned as Chief Executive Officer and President of the Company. Mr. Chen’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Chen will continue to act as Chairwoman of the Board of Directors of the Company.

On and effective February 11, 2014, the Board of Directors of the Company appointed Mr. Zhuo Wang as Chief Executive Officer and President of the Company. Since Mr. Wang joined the Company in January 2007, he has held a number of management positions including vice general manager, vice president, investor relations director and assistant to the CEO. Mr. Wang has extensive work experience in team building, business management, project management, M&A, financial analysis and management, investor relations and corporate governance. Mr. Wang also has expert knowledge of macro-economic analysis and industrial trend judgment and is involved in the Company’s important decisions making process and implementation supervision. Mr. Wang holds dual Bachelor degrees in accounting and business administration (with honors).

In addition, on February 11, 2014, Mr. Shoubin Xiong was appointed by the Board of Directors to the position of Chief Operating Officer of the Company. After Mr. Xiong joined the Company in February 2012, he served as general manager of technical management center of the Company. Mr. Xiong has extensive experience in production line operations management. During his tenure, Mr. Xiong is in charge of new product research and development, equipment and technical transformation and daily operations management. From December 2006 to January 2012, Mr. Xiong served as vice general manager of Wuhan Henghong Mechanical and Electrical Co., Ltd and was in charge of production line budgeting, installation, testing and operations management. As chief technical engineer with China First Metallurgical Group Co., Ltd. from July 1990 to December 2005, Mr. Xiong was responsible for production lines installation, budgeting and equipment maintenance at several large steel mills including Wu Steel and Guangzhou Iron & Steel Enterprises Group. Mr. Xiong is a senior engineer and holds the Bachelor’s degree in metallurgical engineering.

There are no arrangements or understandings between Mr. Wang or Mr. Xiong and any other persons pursuant to which they were appointed as executive officers of the Company. There are no transactions between the Company and Mr. Wang or Mr. Xiong that would require disclosure under Item 404(a) of Regulation S-K.

No family relationship exists between Mr. Wang or Mr. Xiong and any other director or executive officer of the Company.

We have not entered into an employment agreement with Mr. Wang or Mr. Xiong as of the date of this Report and are expected to enter into such agreement in the future.

A copy of the press release issued by the Company on February 13, 2014 announcing the appointment of Mr. Wang and Mr. Xiong is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated February 13, 2014.
99.2	Press release dated February 13, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: February 13, 2014

/s/ Zhuo Wang

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 13, 2014
99.2	Press release dated February 13, 2014.